UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 30, 2018

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

HomeStreet Bank (the "Bank"), a wholly owned subsidiary of HomeStreet, Inc. ("HomeStreet" or the "Company"), has filed a Notice of Closure with the Federal Deposit Insurance Corporation ("FDIC") to close its Richland, Washington retail branch located at 1305 Fowler Street, Richland, WA, 99352 and its Selah, Washington retail branch located at 108 W Fremont Avenue, Selah, WA 98942. The locations will remain open to customers until August 31, 2018.

The Company's management believes that the consolidation will help improve operating efficiencies throughout all of HomeStreet Bank's Eastern Washington locations. Customer accounts at the Richland location will be automatically transferred to the Bank's full-service branch located at 7510 W. Clearwater Ave., Kennewick WA, 99336 which is approximately 2.3 miles from the Richland location. Customer accounts at the Selah location will be automatically transferred to the Bank's Yakima branch located at 424 E Yakima Avenue, Yakima WA 98901 approximately 3.8 miles away.

Bank customers will also continue to be able to access their accounts through the Bank's Mobile Banking app on smartphones with iOS or Android operating systems and through the Bank's website at homestreet.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary